Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2005 by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the “Parent”), H. R. ALLEN, INC., a South Carolina corporation (the “Company”), ALLEN SERVICES, INC., a South Carolina corporation (the “Buyer”), and HERBERT R. ALLEN, JR., an individual and resident of the State of South Carolina (“Guarantor”).

WITNESSETH:

WHEREAS, the Parent owns, either directly or indirectly, all of the issued and outstanding capital stock of the Company, which is engaged in the electrical construction and services business (the “Business”);

WHEREAS, the Parent and the Company desire to sell to the Buyer substantially all of the Company’s assets, which are more fully described in Section 1.1 hereof, and the Buyer desires to acquire such assets in consideration of the payment by the Buyer of the purchase price and the assumption by the Buyer of the liabilities provided for herein, all upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, Guarantor is the President and owner of the Buyer and has agreed to personally guarantee to the Parent and the Company the Buyer’s performance of all representations, warranties, covenants, agreements and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.	PURCHASE AND SALE OF ASSETS.

1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1 hereof), the Company shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Company (except as provided in Section 1.2 hereof) all of the assets, rights and properties of the Parent or the Company set forth on Schedule 1.1. The assets described in this Section 1.1 as being sold, conveyed, assigned, transferred and delivered to the Buyer hereunder are sometimes hereinafter referred to collectively as the “Assets”.

1.2 Excluded Assets. It is expressly understood and agreed that the Assets shall not include the following (such assets are hereinafter referred to collectively as the “Excluded Assets”):

(a) Cash and cash equivalents or similar type investments, such as certificates of deposit, Treasury bills and other marketable securities;

(b) Claims for refunds of taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date;

(c) Subject to Section 4.6, any asset, tangible or intangible, which is not freely transferable without the consent of a third party (other than the consents of any of the Parent’s lenders or other parties holding security interests in connection with the Parent’s credit facilities, including without limitation those set forth in Schedule 1.5), upon the failure to obtain such consent;

(d) The original corporate minute books, stock books, financial records, tax returns, personnel and payroll records and corporate policies and procedures manuals of the Company and other records required by applicable laws to be retained;

(e) Any contract or agreement, whether written or oral, between the Company and IES Contractors, Inc.;

(f) The accounts receivable associated with bonded jobs identified on Schedule 1.2 in the total net amount of $1,254,943 (the “Excluded Accounts”);

(g) Any amounts owed to the Company by Parent, Integrated Electrical Finance, Inc., IES Management LP, IES Management ROO LP, IES Properties, Inc., IES Contractors, Inc. or IES Reinsurance, Ltd. other than amounts owed to the Company by IES Contractors, Inc. under the MCAS Beaufort contract dated July 1, 2005; and

(h) Any asset not set forth on Schedule 1.1.

1.3 Instruments of Conveyance and Transfer.

(a) At the Closing, the Buyer, the Company and the Parent shall enter into a Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A, transferring to the Buyer good and indefeasible title to all of the tangible personal property included in the Assets, subject only to Permitted Encumbrances.

(b) At the Closing, the Buyer, Company and the Parent shall deliver such other instruments of transfer and assignment in respect of the Assets as the Buyer or Parent shall reasonably require and as shall be consistent with the terms and provisions of this Agreement, including without limitation one or more special warranty deeds conveying the Real Property.

(c) At the Closing, the Guarantor shall, and to the extent of his authority shall cause the Transferred Employees (as hereinafter defined) to, resign as officers and directors of the Company and any other affiliates of the Parent.

1.4 Further Assurances. From time to time after the Closing, the Parent and the Company will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as the Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to the Buyer, and to place the Buyer in possession and control of any of the Assets or to enable the Buyer to exercise and enjoy all rights and benefits of the Company with respect thereto.

1.5 Liabilities. On the Closing Date, the Buyer will assume and agree to pay and discharge all liabilities of the Company, known or unknown, absolute or contingent, including without limitation any liabilities incurred under any Seller’s affidavit executed in favor of third parties in connection with the closing of the transactions contemplated hereby (the “Assumed Liabilities”) other than the liabilities set forth on Schedule 1.5 (the “Retained Liabilities”), which shall be retained by the Parent or the Company, respectively.

1.6 Expenses: Consents and Taxes. The Buyer shall pay, or cause to be paid (i) all costs and expenses of obtaining all consents of third parties for the assignment of any of the Assets (other than costs and expense associated with obtaining any consents required in connection with the Parent’s lenders as listed in Schedule 1.5, paragraphs 1-4 inclusive, which shall be the responsibility of the Parent) and (ii) all transfer, stamp, sales, use or other similar taxes or duties payable in connection with the sale and transfer of the Assets to the Buyer.

2.	CLOSING; PURCHASE PRICE.

2.1 Closing Date. The consummation of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of Cochran & Baker LLP, 520 Post Oak Blvd., Suite 820, Houston, Texas at 10:00 a.m., Central time, December 12, 2005 (the “Closing Date”) contemporaneously with the execution of this Agreement or at such other place and time as the parties hereto may mutually agree.

2.2 Purchase Price. The aggregate purchase price for the Assets shall be $5,805,057 (the “Purchase Price”), subject to adjustment pursuant to Section 2.3 below, plus the Buyer’s assumption of the Assumed Liabilities pursuant to Section 1.5 above. The Purchase Price shall be payable by the Buyer to the Company in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company.

2.3 Cash Reconciliation.

(a) Within 60 days following the Closing Date, the Company shall prepare and deliver to the Buyer a schedule setting forth the Company’s calculation, for the period commencing on November 1, 2005, and ending as of the Closing, (a) the cash disbursements funded by the Company, the Parent or any of their affiliates for the benefit of the Company, to include those made in the ordinary course to trade vendors and those made in the ordinary course for Company employee benefit plans (the “Disbursements”), and (b) the cash deposits made by the Company (the “Deposits”).

(b) The Buyer shall immediately review such schedule for accuracy and within three business days following the Buyer’s receipt of such schedule (i) the Buyer shall remit to the Company in immediately available funds, the amount by which the Disbursements exceed the Deposits, if any; or (ii) the Company shall remit to the Buyer, in like manner and within such period, the amount by which Deposits exceed the Disbursements, if any. If Buyer does not agree with the Company’s schedule, Buyer shall immediately bring all disputed amounts to Company’s attention and attempt to reach agreement as to the disputed amounts, but shall nonetheless be obligated to make payment as to the undisputed amounts within the time limits set forth above. Buyer and the Company shall promptly resolve any disputed amounts pursuant to the dispute resolution mechanism set forth in Article 6 below.

(c) Disbursements shall include, but not be limited to, actual cash amounts paid by the Company or the Parent on behalf of the Company with respect to pre-Closing periods, including (i) amounts paid after October 31, 2005 for checks issued by the Company or Parent on behalf of the Company on or before October 31, 2005 that had not cleared the banks on October 31, 2005, which amounts were reflected on the October 31, 2005 balance sheet as negative cash amounts, (ii) checks issued by the Company or Parent on behalf of the Company subsequent to October 31, 2005, but before the Closing that have not cleared the banks as of the Closing, (iii) workers compensation, general liability, auto insurance, health and similar insurance premiums paid by the Parent on behalf of the Company with respect to periods prior to the Closing, whether accrued prior to or after the Closing, and (iv) other amounts paid by the Company or by the Parent on behalf of the Company with respect to periods prior to the Closing, but for which invoices are received or accruals are made after the Closing Date. Deposits shall include, but not be limited to, actual cash amounts received by the Company or the Parent on behalf of the Company subsequent to October 31, 2005, but before the Closing that have not been reflected in the Company’s accounts as of the Closing. Disbursements and Deposits will be accounted for in accordance with Parent’s accounting practices consistent with past periods.

3.	REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties of the Company and the Parent. The Company and the Parent represent and warrant to the Buyer as follows:

(a) Organization, Authority and Qualification of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of South Carolina and the Company has full corporate power and authority to own or lease its properties and to carry on its business in such state. The Parent is a corporation duly organized and validly existing under the laws of the State of Delaware, and the Parent has full corporate power and authority to own or lease its properties and to carry on its business in such state. Each of the Parent and the Company has the full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by each of the Parent and the Company and constitutes the valid and legally binding obligation of each of the Parent and the Company, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) No Violation. Neither the Parent nor the Company is in default under or in violation of its Articles of Incorporation or Bylaws.

(c) Title to Properties; Absence of Liens and Encumbrances. The Company owns good and indefeasible title to the Assets, free and clear of all claims, liens, security interests, charges, leases, encumbrances, licenses or sublicenses and other restrictions of any kind and nature, other than the claims, liens, security interests, charges, leases, encumbrances, licenses or sublicenses either included among the Assumed Liabilities or specifically set forth on Schedule 3.1(c) hereto (“Permitted Encumbrances”).

3.2 Representations and Warranties of the Buyer. The Buyer and Guarantor, jointly and severally, represent and warrant to the Parent and the Company as follows:

(a) Organization, Authority and Qualification of the Buyer. The Buyer is a corporation duly organized and validly existing under the laws of the State of South Carolina and the Buyer has full corporate power and authority to own or lease its properties and to carry on its business in such state. The Buyer has the full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

(b) No Violation. The Buyer is not in default under or in violation of its Articles of Incorporation or Bylaws.

(c) Certain Fees. The Buyer has not employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

(d) Financial Information. The financial and management reports (including, without limitation, WIP schedules) heretofore delivered or made by Buyer, Guarantor or the Company to the Parent are, to the Buyer’s knowledge, true and correct in all material respects and do not omit to state any fact necessary to make any of them, in light of the circumstances in which made, not misleading. All executed change orders have been recorded, all agreed change orders have been executed or are listed on Schedule 3.2(d), and all checks and cash received by the Company and its employees have been deposited.

3.3 No Warranty. The Buyer and the Guarantor acknowledge that the Guarantor, through previous ownership and/or management of the Company, is familiar with the Assets and the operations of the Company, and has access to any information pertaining thereto and has made such information available to Buyer. Neither the Company nor the Parent, nor any of their respective directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and no such person shall be liable for, or bound in any manner by, and Buyer and the Guarantor have not relied upon and will not rely upon, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Business or Assets except as specifically provided in this Section 3. The Buyer and the Guarantor acknowledge that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely on the basis of their own independent investigation of the Business and the Assets and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the Company and the Parent in this Agreement and without affecting or impairing their right to rely thereon, the Buyer and the Guarantor acknowledge that (a) they have not relied, in whole or in part, on any information contained in documents, materials or other information provided to them by, or on behalf of, Company or the Parent, and (b) neither Company nor the Parent is making any representations or warranties with respect to (i) any such documents, materials or other information, other than, in each case, as set forth in this Agreement or (ii) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets. ACCORDINGLY, THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1 OF THIS AGREEMENT, THE COMPANY AND PARENT MAKE ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, REGARDING THE ASSETS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THE ABILITY OF THE COMPANY TO ASSIGN THE ASSETS, OR OBTAIN CONSENTS TO ANY ASSIGNMENT.

4.	COVENANTS; ACTION SUBSEQUENT TO CLOSING.

4.1 Access to Books and Records. Until the third anniversary of the Closing Date, the Parent and the Company shall afford, and will cause its affiliates to afford (subject to the provisions of applicable laws), to the Buyer, its counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of the Company and the Business that are retained by the Company or the Parent with respect to periods ending on or prior to the Closing Date to the extent that such access may be reasonably required by the Buyer to facilitate (i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Buyer in connection with the Business or (ii) for any other reasonable business purpose. Following the Closing, the Buyer shall prepare, on behalf of the Company, all regularly prepared financial reports and statements for periods up to and including the Closing Date, shall deliver such reports to the Parent on or before January 12, 2006, and shall sign a “Representation Compliance Letter” with respect to all such financial reports and statements, and shall cooperate with and provide assistance to the Parent and the Company in their financial and tax reporting obligations for the periods up to and including the Closing Date. Buyer agrees to submit within 60 days of the Closing all close-out documentation (as built drawings, QC commissioning and acceptance documents) and any other documents required to be submitted by IES Contractors, Inc. under the Master Service Contractor Agreement entered into between IES Contractors, Inc. and Jones Lang LaSalle Americas, Inc. for the benefit of Electronic Data Systems Corporation and the U.S. Navy.

4.2 Mail. The Parent and the Company authorize and empower the Buyer on and after the Closing Date to receive and open all mail received by the Buyer relating to the Business or the Assets and to deal with the contents of such communications in any proper manner. The Parent and the Company shall promptly deliver to the Buyer any mail or other communication received by them after the Closing Date pertaining to the Business or the Assets. The Buyer shall promptly deliver to the Parent any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or Retained Liabilities, and any cash, checks or other instruments of payment in respect of the Excluded Assets. As soon as is practicable after the Closing Date, and in no event more than ten days thereafter, the Buyer shall mail to its customers and vendors a notice of the sale in the form provided by the Parent, with such changes thereto as Buyer and Parent shall agree.

4.3 No Consent Contracts. To the extent that any contract of the Company included in the Assets may not be assigned without the consent of any third party, and such consent is not obtained prior to Closing (such contracts referred to as “No Consent Contracts”), this Agreement and any assignment executed at Closing pursuant hereto shall not constitute an assignment thereof, but to the extent permitted by law shall constitute an equitable assignment by the Company and assumption by the Buyer of the Company’s rights and obligations under the applicable No Consent Contract, with the Company making available to the Buyer the benefits thereof (including without limitation, if requested by Buyer, the enforcement of such No Consent Contracts on behalf of Buyer at Buyer’s expense) and the Buyer performing the obligations thereunder on the Company’s behalf. At the request of Buyer, the Parent and the Company shall reasonably cooperate in obtaining any required third party consents following the Closing.

4.4 Preparation and Filing of Certain Tax Forms. The Buyer shall prepare and timely submit to Parent for signature and timely filing all Forms W-2, 940, 941 and 1099 with all appropriate Governmental Entities, including without limitation any summary schedules and transmittal forms, as well as any similar filings required by any state or local Governmental Entity, with respect to all wages and other reportable payments or any sales tax liability for the partial year in 2005 ending on the Closing Date. As used herein, “Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality, domestic or foreign. The Buyer shall pay all administrative amounts owed as a result of or otherwise related to such filings with the exception of any tax, interest, or penalties associated with periods prior to the Closing. The Company will pay, on or before they become due, any employment taxes withheld by it which have not been previously paid. The Buyer, Parent and the Company shall cooperate in making all such filings and shall make available to the others such information (subject to the provisions of applicable law) as any of them requires to assure such filings are made on a timely and accurate basis.

4.5 The Parent Name and Logos. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer, at its expense, shall remove all of the Parent and its affiliates’ (other than the Company’s) names and logos from all of the Assets. Except as specifically provided in Section 1, nothing in this Agreement shall constitute a license or authorization for the Buyer to use in any manner any name, logo or mark owned by or licensed to the Company, the Parent or their respective affiliates which bears any reference to IES or any subsidiary of IES other than the Company. The name “H R Allen” and “ H. R. Allen, Inc.” shall become the exclusive property of the Buyer following the Closing and shall not be used by the Company, Parent or their respective affiliates; provided that Parent will be given a reasonable period of time (not to exceed 90 days) to change the Company’s name after the Closing Date.

4.6 Leased Assets. In the event that the parties are unable to obtain the required consents for the assignment by the Company and assumption by Buyer of the leases on the vehicles listed on Schedule 4.6 attached hereto, then, at the Closing, the Buyer, at its expense and with the cooperation of the Parent and the Company, shall pay off or refinance the leases and in connection therewith shall obtain the release of Parent and the Company for all liability under such vehicle leases. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer, at its expense, shall pay off or refinance the leases on the other assets, if any, listed on Schedule 4.6 attached hereto, and in connection therewith shall obtain the release of Parent and the Company for all liability under such leases.

4.7 Chubb Bonds. Buyer agrees that at the Closing it shall execute and deliver to the Federal Insurance Company and its subsidiary or affiliated insurers and any applicable co-sureties (collectively, “Federal”), a General Agreement of Indemnity in the form attached as Exhibit B, pursuant to which Buyer and Guarantor agree to (i) indemnify Federal with respect to the performance and completion of the bonded obligations as set forth therein; and (ii) replace within ninety (90) days the bonds identified as Cancelable Bonds therein. If, after the Closing, the amount of Bonded Obligations is increased due to the issuance of a rider, supplement or amendment to an existing bond, then Buyer will pay Parent $15 per $1,000 of increase to reimburse Parent for the additional premium it will incur plus handling charges. Buyer further agrees to continue to provide to Federal monthly written reports (with a copy to the Parent) as to the progress of the completion of the bonded jobs. Buyer and Guarantor further agree to provide, from time to time and at the request of the Parent, a certificate or certificates certifying that the Cancelable Bonds have been replaced, and as to such other matters concerning the performance by the Buyer of its post-closing obligations under this Agreement as Parent shall request.

4.8 Retained Claims. The Company shall retain liability for certain insured claims as set forth in Schedule 1.5, paragraph 5 (the “Retained Claims”). The Buyer and the Guarantor agree to cooperate with the Company and the Parent in the defense of the Retained Claims and to make reasonably available the Buyer’s personnel and facilities for that purpose. The Company shall retain as Excluded Assets and not transfer to the Buyer all books and records associated with the Retained Claims; provided, the Buyer shall be entitled to retain copies or be given reasonable access to such records to the extent permitted by applicable law.

4.9 Excluded Accounts. The Buyer and the Guarantor agree to cooperate with the Company and the Parent in the collection of the Excluded Accounts and to make reasonably available the Buyer’s personnel and facilities for that purpose, and to turn over to the Company or Parent all funds received on account thereof within five days of receipt. Amounts not turned over to the Company within five days under the immediately preceding sentence shall bear interest at the Prime Rate of Interest then in effect as published by the Wall Street Journal plus 5%. The Company shall retain as Excluded Assets and not transfer to the Buyer all books and records associated with the Excluded Accounts. If the Parent and the Company have not collected $1,254,943 of the Excluded Accounts on or before 180 days from the Closing Date, then the Buyer and Guarantor, jointly and severally, shall be obligated to remit to the Parent interest on the unpaid amount at a rate of Prime Rate of Interest then in effect plus four percent (4%) within five days of the end of every calendar month until the shortfall is paid in full, provided further, however, that if such shortfall is not paid in full within fifteen months of the Closing Date, then the Buyer and the Guarantor, jointly and severally, shall be obligated to remit to the Parent the amount of any remaining shortfall, plus any accrued and unpaid interest, on the last day of the fifteenth month following the Closing Date. Promptly after the receipt by the Parent of all amounts owed by the Buyer hereunder, the Company shall assign to the Buyer, without warranty of any kind other than the warranty in Section 3.1(c) above, any uncollected Excluded Accounts plus all books and records associated with the Excluded Accounts.

5.	INDEMNIFICATION.

5.1 Survival. The representations and warranties of the Company, the Parent, the Buyer and the Guarantor contained in Section 3 of this Agreement shall survive the consummation of the transactions contemplated herein; provided that all such representations and warranties of the Buyer, the Company and the Parent shall be of no further force and effect, and no claim for indemnification for breach of representations and warranties pursuant to this Section 5 may be brought for any reason, after the expiration of twelve (12) months from the Closing Date (the “Survival Period”), except for the representations and warranties contained in Section 3.1(c), which shall survive indefinitely. Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

5.2 Indemnification by the Company.

(a) In accordance with and subject to the provisions of this Section 5, the Company and the Parent shall indemnify and hold harmless the Buyer from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys’ fees and amounts paid in settlement (collectively, the “Buyer Indemnified Losses”), suffered or incurred by the Buyer by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Company or the Parent contained in this Agreement, or in any schedules delivered to the Buyer by or on behalf of the Company or the Parent pursuant to this Agreement; (ii) the breach of any covenant or agreement of the Company or the Parent contained in this Agreement; or (iii) the Retained Liabilities.

(b) The Company and the Parent shall reimburse the Buyer on demand for any Buyer Indemnified Losses suffered by the Buyer with respect to matters other than claims, actions or demands brought, made or instituted by a third party (“Third Party Claims”). With respect to Third Party Claims, the Company and the Parent shall reimburse the Buyer on demand for any Buyer Indemnified Losses suffered by the Buyer, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Buyer Indemnified Losses. The Company and the Parent shall have the opportunity to defend at their expense any claim, action or demand for which the Buyer claims indemnity against the Company or the Parent; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Company and the Parent; and (iii) counsel for the Buyer may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Buyer.

5.3 Indemnification by the Buyer.

(a) In accordance with and subject to the provisions of this Section 5, the Buyer and Guarantor shall, jointly and severally, indemnify and hold harmless the Company, the Parent and their respective affiliates (for purposes of this Section 5, the “Company Indemnitees”) from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys’ fees and amounts paid in settlement (collectively, the “Company Indemnified Losses”), suffered or incurred by the Company Indemnitees by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Buyer or Guarantor contained in this Agreement, or in any schedules delivered to the Company or the Parent by or on behalf of the Buyer or Guarantor pursuant to this Agreement; (ii) or the breach of any covenant or agreement of the Buyer or Guarantor contained in this Agreement; (iii) the Assumed Liabilities, including, without limitation, any liability to sureties with respect to bonded jobs; or (iv) the operation of the Business following the Closing, including, but not limited to, any claims made by Transferred Employees concerning COBRA, the WARN Act, unemployment claim liability, or any similar matters as a result of the termination by Buyer of the Transferred Employees.

(b) The Buyer and the Guarantor, jointly and severally (the “Buyer Indemnifying Parties”), shall reimburse the Company Indemnitees on demand for any Company Indemnified Losses suffered by the Company Indemnitees with respect to matters other than Third Party Claims. With respect to Third Party Claims, the Buyer Indemnifying Parties shall reimburse the Company Indemnitees on demand for any Company Indemnified Losses suffered by the Company Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Company Indemnified Losses. The Buyer Indemnifying Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Company Indemnitees claim indemnity against the Buyer Indemnifying Parties; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Buyer Indemnifying Parties; and (iii) counsel for the Company and the Parent may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Company and the Parent.

5.4 Limitation and Payment on Claims. No claim shall be brought under this Section 5 for breach of any representation or warranty in Section 3 of this Agreement, and no party hereto shall be entitled to receive any payment with respect thereto, until such time as, and only to the extent that, the aggregate amount of such claim(s) that such party has exceeds $50,000 (the “Deductible”); provided, however, that the Deductible shall not apply to any obligations under Section 2.3. Anything to the contrary notwithstanding, no party shall be liable under this Section 5 for Buyer Indemnified Losses or Company Indemnified Losses in excess of the Purchase Price.

5.5 Sole Remedy. The sole remedy of the Company, the Parent and the Buyer Indemnifying Parties for breach of the representations and warranties set forth in Section 3 shall be pursuant to this Section 5.

6.	DISPUTE RESOLUTION.

6.1 Arbitration.

(a) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder (including the validity, interpretation or applicability of this Section 6.1) shall be settled exclusively by final and binding arbitration in Houston, Texas. Such arbitration will apply the laws of the State of Texas and the commercial arbitration rules of AAA to resolve the dispute, and will be administered by the AAA.

(b) Written notice of arbitration must be given within one year after the notifying party has knowledge of accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

(c) Such arbitration shall be conducted by one independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty (30) days following receipt by one party of the other party’s notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not initially have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected, but if no such arbitrator is selected within sixty (60) days after the receipt of the first notice of arbitration, the AAA shall have the power to make an appointment and shall promptly do so. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

(d) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her opinion and/or award within ninety (90) days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

Notwithstanding anything to the contrary provided in this Section 6.1 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party’s request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

7.	EMPLOYEE MATTERS.

7.1 Hiring.

(a) The Buyer shall offer to hire (subject to each employee’s agreement), effective as of the Closing Date, all of the employees of the Company on the day immediately prior to the Closing Date, active or inactive (such employees being hereafter referred to as the “Transferred Employees”) at a comparable job and at a rate of pay not less than each such Transferred Employee’s pay as of the Closing Date. Upon request of the Buyer, the Company shall provide the Buyer reasonable access (subject to the provisions of applicable law) to data (including computer data) regarding the ages, dates of hire, compensation and job description of the Transferred Employees.

(b) The Buyer shall assume and be responsible for any severance costs associated with the termination of the Transferred Employees’ employment with the Company. The Buyer shall discharge all liabilities and claims based on occurrences or conditions first occurring or commencing on or after the Closing Date with respect to Transferred Employees arising out of their employment with the Buyer after the Closing Date, including, but not limited to, any claims arising out of any employee benefit plan, policy, program or arrangement maintained at any time by the Buyer (a “Buyer Plan” or collectively, the “Buyer Plans”), except Buyer shall not assume any liabilities with respect to the WARN Act or COBRA benefits for any terminations occurring prior to the Closing Date (unless provided otherwise by law or pursuant to applicable regulations) nor shall the Company or the Parent be liable under the WARN Act, COBRA, or state unemployment claims law for any Transferred Employee terminated by Buyer after the Closing.

(c) At Closing, the Buyer shall establish and make available a group medical plan for the Transferred Employees and their dependents that is substantially similar to the group medical plan available to the Transferred Employees immediately prior to Closing. The Buyer shall credit the Transferred Employees with all service of the Transferred Employees recognized under the employee benefit plans, policies, programs, or arrangements maintained by the Parent or the Company (the “Parent Plans”) as service with the Buyer for purposes of eligibility to participate, vesting and levels of benefits available, under all Buyer Plans. The Buyer shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements under the Buyer Plans for the Transferred Employees and shall provide that any expenses incurred before the Closing Date by a Transferred Employee (and his or her dependents) during the calendar year of the Closing shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitations of the Buyer Plans. Any reports or other information provided to Buyer by the Company or the Parent in connection with Buyer performing his obligations under this Section 7.1(c) shall be at the sole expense of the Buyer.

7.2 Benefits. Except as provided in Section 7.1(b), the Buyer shall be responsible for the payment of all amounts of wages, bonuses and other remuneration (including discretionary benefits and bonuses) payable to the Transferred Employees of the Company accrued with respect to periods on or prior to the Closing (except for any employment taxes actually withheld by the Company) together with amounts payable to such employees in connection with events occurring on or prior to the Closing. In addition, the Buyer shall be responsible for:

(a) all vacation pay and pay for other compensated absences earned or accrued by the Transferred Employees as of the close of business on the Closing Date to the appropriate employee, including any related payroll burden (FICA and other pension or other employee benefit plan contributions and employment taxes) with respect thereto to the appropriate Governmental Entity or other person, to the extent such pay has been accrued on the books of the Company at such close of business, based upon the remuneration of such employees normally used in computing such pay for other compensated absences; and

(b) amounts accrued under the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the “Parent 401(k) Plan”) for the Transferred Employees as of the Closing Date but not yet transferred to the trustee of the Parent 401(k) Plan, including without limitation, the accrued match, accrued payroll deductions representing elective deferrals, loan repayments and accrued profit sharing contribution, if any.

7.3 Parent 401(k) Plan. The Company, the Parent and the Buyer agree that, as soon as practicable after Closing, but in any event within 30 days of the Closing Date, the Buyer shall establish a qualified 401(k) retirement savings plan (the “Buyer’s 401(k) Plan”) in accordance with Section 414(l) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. Within 60 days after the Buyer’s 401(k) Plan is established and ready to accept transfers, the Parent shall cause the transfer to the Buyer’s 401(k) Plan of the account balances in the Parent 401(k) Plan of the Transferred Employees. In connection with such transfer, the following provisions shall apply:

(a) The account balances of the Transferred Employees transferred to the Buyer’s 401(k) Plan shall be subject to the provisions of the Buyer’s 401(k) Plan effective as of the date of transfer; provided, however that the Buyer’s 401(k) Plan shall continue any benefits under the Parent 401(k) Plan as required under Section 411(d)(6) of the Code; and

(b) The outstanding loan of any Transferred Employee shall not be in default as a result of the Transferred Employee’s termination of employment with the Parent or the Company, but such loan shall be transferred to the Buyer’s 401(k) Plan in accordance with (a) above.

The Buyer shall provide acceptable evidence to the Parent that the Buyer’s 401(k) Plan meets the requirements of Section 401(a) of the Code prior to the date of such transfer. The Buyer, the Parent and the Company agree to take whatever action, including but not limited to plan amendments and resolutions, to effectuate the transfer of the Transferred Employee’s account balances according to this section from the Parent 401(k) Plan to the Buyer’s 401(k) Plan.

Notwithstanding the foregoing, nothing in this Section 7 shall be deemed or construed to give rise to any rights, claims, benefits, or causes of action to any Transferred Employee or third party whatsoever (including any Governmental Entity), and shall be limited as provided by applicable law. In the event Buyer has established and Parent has approved any plans required hereunder and Buyer maintains such plans for at least six months following the Closing Date, Buyer shall be deemed to have satisfied its obligations hereunder to establish and maintain such plans.

8.	MISCELLANEOUS.

8.1 Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by (a) depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) by delivering the same in person to an officer or agent of such party, or (c) overnight delivery service. Such notice shall be deemed received on the date (i) on which it is actually received if sent by overnight delivery service or hand delivery, or (ii) on the third business day following the date on which it is mailed. For purposes of notice, the addresses of the parties hereto shall be:

If to the Parent or the Company:

Integrated Electrical Services, Inc.

1800 West Loop South, Suite 500

Houston, Texas 77027

Attention: Chief Financial Officer

With a copy to:

Integrated Electrical Services, Inc.

1800 West Loop South, Suite 500

Houston, Texas 77027

Attention: Chief Legal Officer

If to the Buyer or Guarantor:

c/o H.R. Allen, Inc.

2675 Rourk Street

Charleston, SC 29405

Attention: Mr. Herbert R. Allen, Jr.

With a copy to:

Buist Moore Smythe McGee P.A.

5 Exchange Street

P.O. Box 999

Charleston, South Carolina 29401

Attention: Mr. James M. Wilson

or such other address as any party hereto shall specify pursuant to this Section 8.1 from time to time.

8.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.3 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules.

8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. Neither the Company, the Parent, the Buyer nor the Guarantor may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by each other party hereto.

8.5 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that one party’s consummation of the transaction pursuant to this Agreement is rescinded or otherwise unwound by order of any court of competent jurisdiction, the other party shall be entitled to reimbursement of its expenses incurred in connection herewith, including attorney’s fees and financing costs.

8.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

8.7 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

8.8 Entire Agreement; Amendments. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including without limitation any letters of intent executed by the parties), and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party against whom enforcement is sought.

8.9 Disclosure of Agreement Terms. Neither Buyer nor the Guarantor shall disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of an executive officer of the Parent or as required by applicable law or an order from a court or administrative body of competent jurisdiction (but only to the extent so required and only after giving reasonable prior notice to the Company and the Parent and cooperating with the Company and the Parent in any efforts to legally oppose such disclosure). The foregoing notwithstanding, the Buyer and the Guarantor shall be permitted to make such disclosures to their accountants, lawyers, financial institutions, lending sources, senior employees and related parties as may be appropriate, provided that such parties are bound by the foregoing nondisclosure provisions.

8.10 Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date set forth above.

PARENT:

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Title:

COMPANY:

H. R. ALLEN, INC.

By:
Name:
Title:

BUYER:

ALLEN SERVICES, INC.

By:
Herbert R. Allen, Jr., President

GUARANTOR:

Herbert R. Allen, Jr.

EXHIBIT A

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (“Bill of Sale”) is entered into as of the ___ day of December, 2005, by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the “Parent”), H. R. ALLEN, INC., a South Carolina corporation (the “Company”) and ALLEN SERVICES, INC., a South Carolina corporation (the “Buyer”).

RECITALS

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith by and among the Buyer, the Parent, the Company, and Herbert R. Allen, Jr., individual, the Company and the Parent agreed to convey the Assets to the Buyer and the Buyer agreed to assume the Assumed Liabilities. In order to evidence such conveyance and assumption, the parties desire to enter into this Bill of Sale.

WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

ASSIGNMENT

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and benefits contained herein, the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Parent do hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER and ASSIGN unto Buyer all the Assets other than the Real Property (the “Conveyed Assets”).

The Conveyed Assets are hereby conveyed free and clear of all encumbrances other than the Permitted Encumbrances.

TO HAVE AND TO HOLD the Conveyed Assets unto the Buyer and its successors and assigns forever; and the Company and the Parent do hereby bind themselves and their successors and assigns to WARRANT AND FOREVER DEFEND title to the Conveyed Assets in accordance with the terms and provisions of the Purchase Agreement.

The Buyer, upon execution below, accepts this Bill of Sale, and to the extent provided for in the Purchase Agreement, hereby assumes the Assumed Liabilities, but no others.

This assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

This Bill of Sale may be executed in any number of counterparts, and each counterpart shall for all purposes be deemed to be an original.

This Bill of Sale is subject to all terms and conditions contained in the Purchase Agreement and nothing herein shall be deemed to alter, amend, or supersede the Purchase Agreement, the terms of which shall in all respects be controlling.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale effective as of the date set forth above.

PARENT:

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Title:

COMPANY:

H. R. ALLEN, INC.

By:
Name:
Title:

BUYER:

ALLEN SERVICES, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF GENERAL AGREEMENT OF INDEMNITY

CHUBB GROUP OF INSURANCE COMPANIES

                         15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

GENERAL AGREEMENT OF INDEMNITY

WHEREAS, the undersigned (hereinafter individually and collectively called “Indemnitor”) desires FEDERAL INSURANCE COMPANY or any of its subsidiary or affiliated insurers (hereinafter called “Company”) to execute bonds including undertakings and other like obligations (hereinafter referred to as bond or bonds) on its behalf and also desires the execution of bonds on behalf of individuals, partnerships, corporations, limited liability companies or any other similarly unincorporated associations of members (hereinafter called “Affiliates”).

WHEREAS, from time to time the Indemnitor may be a participant in joint ventures with others, and bonds will be required on behalf of the Indemnitor along with the other participants in such joint ventures.

WHEREAS, Indemnitor is the successor-in-interest to H.R. ALLEN, INC., a South Carolina corporation (along with any other affiliate or related entity whose assets have been or will be assigned to Indemnitor hereinafter individually and collectively called “Seller”) as the assignee of all bonded contract obligations, which Indemnitor has expressly assumed without reservation.

NOW, THEREFORE, in consideration of the Company executing said bond or bonds, and the undersigned Indemnitor hereby requests the execution thereof, and in consideration of the consent of Company to the assignment and assumption of the bonded obligations formerly undertaken by the Seller, as well as the sum of One Dollar paid to the Indemnitor by said Company, the receipt whereof is hereby acknowledged, the Indemnitor, being benefited by the execution and delivery of said bond or bonds, including, without limitation all Bonds previously issued prior to the date of this Agreement for the Seller, the bonded obligations of which have been expressly assumed without reservation by Indemnitor(s) and as to which Indemnitor(s) have agreed, and do hereby agree, to assume full responsibility for work in place as well as the prompt and proper performance and completion of all such bonded obligations, including, without limitation those bonded obligations listed on Exhibit A attached hereto, hereby agrees that it will at all times jointly and severally indemnify and save harmless said Company from and against any and all loss, cost, damage or expense, including court costs and attorneys’ fees, which it shall at any time incur by reason of its execution and/or delivery of said bond or bonds or its payment of any claim or liability thereunder and will place the said Company in funds to meet all its liability under said bond or bonds promptly on request and before it may be required to make any payment thereunder and that the voucher or other evidence of payment by said Company of any such loss, cost, damage, expense, claim, or liability shall be prima facie evidence of the fact and amount of the Indemnitor’s liability to said Company under this Agreement.

IT IS UNDERSTOOD AND AGREED that with respect to any bonds on behalf of the Indemnitor participating in a joint venture that if specific application is filed with the Company for such bonds the liability of the Indemnitor to the Company with respect to such joint venture bonds shall be limited to the amount expressly set forth in said application.

IT IS UNDERSTOOD AND AGREED that all of the terms, provisions, and conditions of this Agreement shall be extended to and for the benefit not only of the Company either as a direct writing company or as a co-surety or reinsurer but also for the benefit of any surety or insurance company or companies with which the Company may participate as a co-surety or reinsurer and also for the benefit of any other company which may execute any bond or bonds at the request of the Company on behalf of the Indemnitor .

IT IS UNDERSTOOD AND AGREED that this Agreement is in addition to all other rights and agreements which Company may have or be a party to in connection with Bonds previously issued for the benefit of Seller and that the assumption of responsibility therefor by Indemnitors as herein provided shall not constitute a waiver or release by Company of any rights Company may have to seek and recover indemnity from third parties having liability in connection with the issuance of such Bonds including, but not limited to, the obligations and liabilities of Integrated Electrical Services, Inc., H.R. Allen, Inc., or their affiliates.

IT IS UNDERSTOOD AND AGREED that, notwithstanding anything herein to the contrary, Indemnitor’s agreements, covenants, and all obligations under this General Agreement of Indemnity is limited to (1) the obligations assumed by Indemnitor (the “Assumed Obligations”) under the Asset Purchase Agreement (“APA”) by and among Integrated Electrical Services, Inc. (“IES”), H.R. Allen, Inc., Allen Services, Inc., and Herbert R. Allen, Jr., and (2) Company’s obligations under the bonds listed on Exhibit A attached hereto. Furthermore, Indemnitor has acknowledged and agreed that Indemnitor’s obligation to perform or otherwise discharge the Assumed Obligations is secured by certain assets acquired by Indemnitor under the APA (the “Collateral”), said Collateral acquired subject to that certain Underwriting, Continuing Indemnity, and Security Agreement dated as of January 14, 2005, executed by and among Company, IES, and certain IES affiliates, including H.R. Allen, Inc.

IT IS UNDERSTOOD AND AGREED, that Indemnitor will replace Bond No. 81566022 and Bond No. 81878156 identified on Exhibit A (the “Cancelable Bonds”) no later than ninety (90) days from the execution of this Agreement, and hereby acknowledges and consents that the Cancelable Bonds will be canceled upon the earlier of (i) the date of issuance of a replacement bond or (ii) the date upon which Federal issues notice of cancellation in compliance with the terms the Cancelable Bonds to be canceled thereby. Indemnitor’s obligation under this Agreement with respect to any bond or bonds canceled or replaced as contemplated herein will remain with respect to such liability accruing under said bond or bonds.

IT IS FURTHER UNDERSTOOD AND AGREED that the Indemnitor, its heirs, successors and assigns are jointly and severally bound by the foregoing conditions of this Agreement.

IN WITNESS WHEREOF the Indemnitor has signed this instrument this, the ________ day of __________, 2005.

WITNESS:	ALLEN SERVICES, INC., a South Carolina corporation

By:

Its:

WITNESS:	HERBERT R. ALLEN, JR.

CORPORATE ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this              day of                     , 2005, before me personally came                                      to me known, who, being by me duly sworn, did depose and say that he resides in the State of                     ; and that he is the                          of ALLEN SERVICES, INC. a South Carolina corporation, the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order and authority of the Board of Directors of said Corporation; and that he signed his name thereto by like order and authority.

(SEAL)

NOTARY PUBLIC

My commission expires:

INDIVIDUAL ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this              day of                     , 2005, before me personally came HERBERT R. ALLEN, JR., to me known, who, being by me duly sworn, did depose and say that he resides in the State of South Carolina; and that he executed the foregoing instrument for the purposes therein contained.

(SEAL)

NOTARY PUBLIC

My commission expires:

Schedule 1.1 – Assets

1.	The Assets include only the following:

(a) The tracts of land, all as more particularly described in Schedule 1.1(a) hereto, together with all buildings, structures, fixtures and other improvements situated thereon, all mineral rights and all easements, privileges, rights-of-ways, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances and licenses pertaining to or accruing to the benefit of such land (such land and such improvements and other rights and assets pertaining to such land being hereinafter collectively referred to as the “Real Estate”);

(b) The equipment, furniture, furnishings, machinery, vehicles, tools, spare parts, dies, fuels, lubricants, maintenance and housekeeping supplies and other tangible personal property associated with the Business listed on the asset listing attached hereto as Schedule 1.1(b) (collectively, the “Equipment”);

(c) The rights of the Company affecting the Business under the contracts, agreements and arrangements; purchase commitments for materials and other services; and agreements with suppliers, personal property lessors, personal property lessees, licensors, licensees, consignors listed on Schedule 1.1(c) hereto (excluding, however, any direct or indirect rights to collateral for surety bonds or for premium refunds associated therewith).

(d) The intellectual property, and any good will associated therewith identified on Schedule 1.1(d) hereto;

(e) The inventories of raw materials, work in process, finished goods and packaging materials of the Company set forth on Schedule 1.1(e) hereto;

(f) The deposits, prepayments and prepaid expenses relating to the operations of the Company set forth on Schedule 1.1(f) hereto;

(g) All accounts receivable of the Company as of the Closing Date as set forth on Schedule 1.1 (g) hereto.

(h) The other assets of the Company listed on Schedule 1.1(h).

(i) Other items of tangible personal property (i) used in the ordinary course of business of the Company, (ii) located on the Company’s premises or jobsites, (iii) having a value in the case of each item of less than $1,000, and (iv) not required, pursuant to the accounting policies and procedures of the Parent and the Company, to be listed as an asset on the Company’s balance sheet.

Schedule 1.1(a) – Real Estate

See attached property descriptions.

Schedule 1.1(b) – Equipment

See attached list.

Schedule 1.1(c) – Contracts

See list attached as Schedule 1.1(e).

Schedule 1.1(d) – Intellectual Property

See attached list.

Schedule 1.1(e) – Work in Process

See attached listing of work-in-process.

Schedule 1.1(f) – Deposits and Prepaid Expenses

See attached list.

Schedule 1.1(g) – Accounts Receivable

See attached list; provided, however, accounts listed on Schedule 1.2 are not “Assets” and are retained by the Company.

Schedule 1.1(h) – Other Property

See attached list.

Schedule 1.5 – Retained Liabilities

1. All liabilities of the Company pursuant to that certain Indenture, dated January 28, 1999, by and among Parent, the subsidiaries named therein and State Street Bank and Trust Company, as Trustee, for the 9 3/8% Series A and B Senior Subordinated Notes of Parent due 2009.

2. All liabilities of the Company pursuant to that certain Indenture, dated May 29, 2001, by and among Parent, the subsidiaries named therein and State Street Bank and Trust Company, as Trustee, for the 9 3/8% Series C and D Senior Subordinated Notes of Parent due 2009.

3. All liabilities under that certain Pledge Agreement and Loan and Security Agreement, each dated August 1, 2005, by and among Parent, certain of its subsidiaries, Bank of America, N.A., as Agent, and the various financial institutions party thereto from time to time.

4. All liabilities under that certain Interim Pledge Agreement, dated September 9, 2004, that Certain Underwriting, Continuing Indemnity and Pledge Agreement dated January 14, 2005, and that certain Restated Pledge Agreement dated January 14, 2005, as all of such agreements are amended from time to time, by and among Parent, Federal Insurance Company and its affiliates and subsidiaries and their respective co-sureties and reinsurers, except as to liabilities assumed by Buyer (i) under that certain General Agreement of Indemnity in the form attached as Exhibit B to this Agreement, and (ii) with respect to claims made in relation to released bonds on completed jobs of the Company and/or the Buyer.

5. All liabilities of the Company, if any, owed to Parent or to the following affiliates of Parent (but only to the following affiliates): Integrated Electrical Finance, Inc., IES Management LP, IES Management ROO, LP, IES Properties, Inc. and IES Reinsurance, Ltd.

6. (a) All liabilities for workers compensation claims made by employees of the Company with respect to occurrences prior to the Closing Date, including without limitation, the following:

	Claim Number		Date of Loss	Status	Claimant	Incurred
H.R. Allen	2E037595	WC	08/06/2003	Open	MATTHEWS, JEFFREY	21,306

H.R. Allen	E3103108	WC	03/31/2005	Open	HOLLOWAY, LEON	7,549

H.R. Allen	E3110647	WC	04/25/2005	Open	HILL, WILLIAM	10,165

H.R. Allen	2E027837	WC	04/13/1999	Open	BRITT, DAVID	106,336

H.R. Allen	2E031311	WC	05/12/1999	Open	LEE, NEWBY	68,376

H.R. Allen	2E034561	WC	02/13/2002	Open	HIGGINS, TONY	71,635

H.R. Allen	2E037736	WC	11/10/2003	Open	LOWRIMORE, JAMES	13,838

H.R. Allen	2A611598	WC	10/01/2003	Open	WRIGHT, ANTHONY T	4,053

H.R. Allen	2A611570	WC	08/10/2004	Open	LEHEW, HARRY	24,786

H.R. Allen	2E812663	WC	08/05/2004	Open	JAGGERS, CLYDE	51,597

H.R. Allen	E3101131	WC	02/25/2005	Open	RICHBURG, WAYMOND M	9,672

H.R. Allen	E3119970	WC	07/22/2005	Open	LESLY, JASON	707

	Claim Number		Date of Loss	Status	Claimant	Incurred
H.R. Allen	E3121146	WC	08/24/2005	Open	DOYLE, RICHARD	422

H.R. Allen	2A611566	WC	09/21/2004	Open	BURR, ANTHONY	71,601

H.R. Allen	2A824053	WC	11/24/2004	Open	CHASTAIN, ADAM C	2,620

H.R. Allen	10958	WC	10/25/2005	Open	PINSON, JOSEPH

H.R. Allen	10925	WC	10/1/2005	Open	RAY, PAUL

H.R. Allen	10923	WC	9/15/2005	Open	REYES, SALVADOR

H.R. Allen	10904	WC	7/22/2004	Open	LONGSHORE, ROBERT

H.R. Allen	10881	WC	9/13/2005	Open	MCGUINESS, PATRICK

H.R. Allen	10878	WC	9/8/2005	Open	WHITE, JOHN

H.R. Allen	10872	WC	9/6/2005	Open	ENOS, DALE

H.R. Allen	10787	WC	7/21/2005	Open	HUGHES, JASON

H.R. Allen		WC	11/09/2005	Open	JOHNSON, EAD

(b) All liabilities for occurrences prior to the Closing Date under only the following claims:

	Claim Number		Date of Loss	Status	Claimant	Incurred
H.R. Allen	2A935740	GL	12/13/2004	Open	STALL HIGH SCHOOL	1,400

H.R. Allen	E3749558	GL	11/01/2004	Open	CHRIST OUR KING LIFE	5,249

7. All liabilities associated with any federal or state income taxes owed by the Parent and its consolidated group (including, without limitation, the Company). All liabilities of the Company under this Agreement.

8. All liabilities insured under Parent’s General Liability insurance policies, provided, however, that in the case of each insured occurrence, (i) Buyer shall reimburse the Company for and indemnify and hold it harmless with respect to the first $25,000 of such losses, and (ii) in the case of the first three occurrences in which losses exceed $25,000, the Buyer shall reimburse the Company for and indemnify and hold it harmless with respect to one-half of any out of pocket costs and expenses of Parent and Company (in excess of the $25,000 paid by Buyer pursuant to clause (i) above), including defense costs and expenses and cost of settlement or amounts paid in satisfaction of any judgment, incurred to satisfy Parent’s deductible or self-insured retention under such policies, up to a limit of payments by Buyer of $100,000 in such costs and expenses per each of the first three such occurrences. With respect to any matters for which Buyer is required to reimburse the Company under this paragraph, the Parent and the Company shall control the defense of such any such claims pursuant to the provisions of any applicable insurance policies, but, to the extent Buyer is required to reimburse the Company, the Parent and the Company shall consult with Buyer and its counsel with respect to such defense and allow Buyer and its counsel to participate in all proceedings (formal or informal) relating to the defense, compromise and settlement of the claims at the expense of the Buyer.

Schedule 1.2 – Excluded Accounts

See attached list.

Schedule 3.1(c) – Permitted Encumbrances

See matters listed on Schedule 4.6.

Schedule 3.2(d) – Change Orders

See attached list.

Schedule 4.6 – Leased Assets

1.	See attached list of Leased Vehicles, the leases on which are to be assumed by Buyer at Closing.

2.	Lease on tire balancer referred to in Financing Statement File # 020328-1141281 filed with the SC Secretary of State.

3.	See attached list of other equipment leases.